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      EX-21
          18
             LIST OF SUBSIDIARIES



                                                                      EXHIBIT 21

              Subsidiaries of Huayang International Holdings, Inc.




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SUBSIDIARY                                                 OWNERSHIP PERCENTAGE

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Shenyang Haitong House Properties Development, Ltd.                         95 %
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Huayang International Hotel Co., Ltd.                                       20 %
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Changhua Business Co., Ltd.                                                 20 %
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Changyuan Car Park Co., Ltd.                                                20 %
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